Exhibit (j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Prospectus of AB Income Fund, Class Z and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information of AB Bond Fund, Inc. and to the use of our reports dated December 28, 2018 with respect to the financial statements of AB Income Fund, Inc., AB Total Return Bond Portfolio, AB Tax-Aware Fixed Income Portfolio (three funds constituting AB Bond Fund, Inc.), AB Unconstrained Bond Fund, Inc., and AB High Income Fund, Inc. for the fiscal year ended October 31, 2018, and dated November 28, 2018, with respect to the financial statements of AB Global Bond Fund, Inc. and AB Limited Duration High Income Portfolio (one of the portfolios constituting AB Bond Fund, Inc.) for the fiscal year ended September 30, 2018, which are incorporated by reference in this Post-Effective Amendment No. 194 to the Registration Statement (Form N-1A No. 2-48227) of AB Bond Fund, Inc.


                                                           /s/ ERNST & YOUNG LLP


New York, New York
November 20, 2019